Exhibit 5.1

JONES DAY

NORTH POINT  •  901 LAKESIDE AVENUE  •  CLEVELAND, OHIO  44114.1190

TELEPHONE: +1.216.586.3939  •  FACSIMILE: +1.216.579.0212

October 21, 2013

Molycorp, Inc.

5619 Denver Tech Center Parkway

Suite 1000

Greenwood Village, Colorado 80111

Re: 51,750,000 Shares of Common Stock of Molycorp, Inc.

Ladies and Gentlemen:

We have acted as counsel for Molycorp, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of 51,750,000 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company, pursuant to an Underwriting Agreement, dated as of October 15, 2013 (the “Underwriting Agreement”), by and among the Company and Morgan Stanley & Co. LLC, Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I thereto.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares, upon their issuance and sale in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof filed by the Company and incorporated by reference into the Registration Statement on Form S-3 (Registration No. 333-183336) (the “Registration Statement”), filed by the Company to effect the registration of the Shares under the Securities Act of 1933 (the “Act”) and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

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